UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2015

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008-7328

(Address of Principal Executive Offices, Including Zip Code)

(760) 931-1771

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2015, Callaway Golf Company (the “Company”) announced the appointment of Robert K. Julian as Senior Vice President and Chief Financial Officer of the Company, effective May 11, 2015. Mr. Julian will replace Bradley J. Holiday as the Company’s Chief Financial Officer on that date. Mr. Holiday, who has served as Chief Financial Officer since August 2000, announced his impending retirement in December 2014.

Mr. Julian, 52, served as the Chief Financial Officer and Executive Vice President of Lydall Inc. from October 2012 through April 2015. Prior to Lydall, Mr. Julian served as the Chief Financial Officer and Senior Vice President of Legrand North America, Inc., (LNA), a subsidiary of Legrand, S.A., from November 2004 until October 2012. Mr. Julian also served as Vice President and Controller - Worldwide Strategic Sourcing of Fisher Scientific International, Inc. (now Thermo Fisher Scientific). Previously, Mr. Julian held key financial leadership roles at Cisco Systems, Inc., Honeywell International, Inc. and Rockwell International, Inc. Mr. Julian holds an M.B.A. from the University of Michigan, and earned a B.A. in Finance from Michigan State University, with honors.

There is no arrangement or understanding between Mr. Julian and any other person pursuant to which he was selected as an officer of the Company. Mr. Julian has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Julian or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

In connection with his appointment, Mr. Julian entered into an employment agreement with the Company effective as of May 11, 2015 (the “Employment Agreement”). The Employment Agreement provides for Mr. Julian’s employment with the Company for a period commencing on May 11, 2015 and terminating on April 30, 2016, with the Employment Agreement renewing on May 1, 2016 and on May 1 each year thereafter for an additional one year term unless the Company provides notice to Mr. Julian that it is not renewing the Employment Agreement. The Employment Agreement provides for compensation consisting of, among other things, (i) an annual base salary of $450,000, (ii) an annual bonus based upon participation in the Company’s applicable bonus plan, with a bonus target percentage equaling 65% of Mr. Julian’s annual base salary, (iii) a restricted stock unit award valued at $1,000,000 on the date of grant, which will vest on the third anniversary of the date of grant, and a performance unit award valued at $250,000 on the date of grant, which will vest on the third anniversary of the date of grant subject to certain performance conditions, (iv) commencing in 2016, an opportunity to participate in the Company’s applicable long-term incentive programs, and (v) a signing bonus of $250,000, which signing bonus must be repaid by Mr. Julian in the event he voluntarily terminates his employment prior to the first anniversary of his commencement of employment. In addition, Mr. Julian will receive certain relocation benefits in connection with his and his family’s relocation to San Diego County, California.

Upon Mr. Julian’s termination without Substantial Cause by the Company or by Mr. Julian for Good Reason or Non-Renewal (each as defined in the Employment Agreement), he will be entitled to receive (i) any compensation accrued and unpaid as of the date of termination, (ii) a cash payment based on the annual incentive payment that he would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of his termination, and (iii) the vesting of certain equity incentive awards. In the event of such a termination, Mr. Julian will receive Special Severance consisting of a total amount equal to 0.50 times the sum of his most recent annual base salary and annual target incentive, payable in equal installments on the same pay schedule as in effect at the time of termination over a period of twelve months from the date of termination. Notwithstanding anything to the contrary, any obligation of the Company to pay Special Severance pursuant to the Employment Agreement is subject to Mr. Julian’s continued compliance with certain terms and conditions as provided in Sections 8 and 11 of the Employment Agreement, and his execution of a general release of claims against the Company. In addition, Mr. Julian will be offered the opportunity to receive incentive payments in a total amount equal to 0.50 times the sum of his most recent annual base salary and target incentive, payable in equal installments on the same pay schedule in effect at the time of termination over a period of twelve months from the date of termination. Mr. Julian may receive such incentive payments so long as he chooses not to engage (whether as an owner, employee, agent, consultant or in any other capacity) in any business or venture that competes with the business of the Company or any of its affiliates.

If a Termination Event occurs within one year following any Change in Control (each as defined in the Employment Agreement), Mr. Julian will be treated as if he has been terminated by the Company without Substantial Cause and will receive Special Severance consisting of a total amount equal to 1.00 times the sum of his most recent annual base salary and annual target incentive, payable in equal installments on the same pay schedule as in effect at the time of termination over a period of twenty-four months from the date of termination. Notwithstanding anything to the contrary, any obligation of the Company to pay Special Severance pursuant to the Employment Agreement is subject to his continued compliance with certain terms and conditions as provided in Sections 8 and 11 of the Employment Agreement, and his execution of a general release of claims against the Company. In addition, Mr. Julian will be offered the opportunity to receive incentive payments in a total amount equal to 1.00 times the sum of his most recent annual base salary and annual target incentive, payable in equal installments on the same pay schedule as in effect at the time of termination over a period of twenty-four months from the date of termination. Mr. Julian may receive such incentive payments so long as he chooses not to engage (whether as an owner, employee, agent, consultant or in any other capacity) in any business or venture that competes with the business of the Company or any of its affiliates.

The description of the Employment Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events

On April 15, 2015, the Company issued a press release captioned “Callaway Golf Company Appoints Robert Julian as CFO.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Officer Employment Agreement, effective as of May 11, 2015, by and between Callaway Golf Company and Robert K. Julian.

99.1	Press release dated April 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2015	CALLAWAY GOLF COMPANY

	By:	/s/ Brian P. Lynch
Brian P. Lynch
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Officer Employment Agreement, effective as of May 11, 2015, by and between Callaway Golf Company and Robert K. Julian.

99.1	Press release dated April 15, 2015.